UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 26, 2017

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 579-2800

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Extreme Networks, Inc., a Delaware corporation (the “Company”) is filing this Current Report on Form 8-K/A solely to correct the periods for which the unaudited financial statements will be required, and other clarifications contained in Item 9.01 section (a) of the Current Report on Form 8-K filed by the registrant on October 30, 2017.

The unaudited Abbreviated Financial Statements of Combined Statements of Revenues and Direct Expenses will be provided for the 9-month periods ended July 29, 2017 and July 30, 2016, not the 3-month periods ended October 27, 2017 and 2016.

No other information contained in the Form 8-K  is amended by this Form 8-K/A. The text of corrected Item 9.01 section (a) is as follows.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Abbreviated Financial Statements of Assets to be Acquired and Liabilities Assumed prepared on the basis of the allocation of the registrant’s purchase price as of the acquisition date of October 27, 2017 (audited), and the Abbreviated Financial Statements of Combined Statements of Revenues and Direct Expenses for the fiscal years ended October 29, 2016, October 31, 2015 and November 1, 2014 (audited) and for the 9-month periods ended July 29, 2017 and July 30, 2016 (unaudited), will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of the Current Report on Form 8-K, filed on October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017

EXTREME NETWORKS, INC.

By:	/s/ Katy Motiey
Katy Motiey
Executive Vice President, Chief Administrative Officer – HR, General Counsel & Corporate Secretary